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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation of our report dated March 15, 2004, except for Notes 16 and 19, as to which the date is May 24, 2005, relating to the financial statements of MarkWest Energy Partners, L.P., which appears in the MarkWest Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
January 16, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM